Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 21, 2024, with respect to the consolidated financial statements of Acasti Pharma Inc., incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania
October 8, 2024